SCHEDULE 14A
                  Information Required in Proxy Statement

Reg.   240.14a-101

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.    )

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12


                              Koger Equity, Inc.

               (Name of Registrant as Specified In Its Charter)


                              Koger Equity, Inc.

                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rules 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     4)  Proposed maximum aggregate value of transaction:


1Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: $125.00

     2) Form, Schedule or Registration Statement No.: Schedule 14A-Preliminary

     3) Filing Party: Koger Equity, Inc.

                             KOGER EQUITY, INC.
                        3986 Boulevard Center Drive
                       Jacksonville, Florida  32207
                               (904) 398-3403
                              ________________

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              ________________

    The annual meeting of Shareholders of Koger Equity, Inc.
("KE") will be held on May 10, 1994, at 10:00 a.m., Eastern Daylight Saving Time at the Omni Jacksonville Hotel, 245 W. Water Street, Jacksonville, Florida, for the following purposes:

1. To elect a Board of ten (10) directors to serve for the ensuing year and until their respective successors are elected and qualified.

2. To amend Article V of KE's Articles of Incorporation to authorize the issuance of up to 50,000,000 shares of preferred stock, including convertible preferred stock in such series with such preferences and rights as the KE Board of Directors may determine and to remove the restriction which prohibits the issuance of non-voting capital stock.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof;

   The close of business on March 2, 1994, has been fixed as the record date for the determination of shareholders entitled to notice of and vote at this meeting. All shareholders of record at that time are entitled to vote at this meeting.

   A copy of KE's Annual Report for the year ended December 31, 1993, which report contains consolidated financial statements and other information of interest with respect to KE and its subsidiaries, was previously mailed to shareholders on or about March 23, 1994.




SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. AN ENVELOPE IS ENCLOSED HEREWITH FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                        By order of the Board of Directors
                                        W. Lawrence Jenkins, Secretary



April 8, 1994

                            KOGER EQUITY, INC.
                       3986 Boulevard Center Drive
                       Jacksonville, Florida 32207
                             (904) 398-3403


                              April 8, 1994
                             PROXY STATEMENT

                              INTRODUCTION

   The enclosed proxy is solicited on behalf of and by the Board of Directors of Koger Equity, Inc. ("KE") for use at the KE Annual Meeting of Shareholders to be held on May 10, 1994, and at any adjournment thereof. It is expected that this Proxy Statement and the enclosed form of proxy will be mailed or otherwise given to shareholders beginning on or about April 8, 1994. If the enclosed form of proxy is executed and returned, it will be voted at the meeting, and where a choice has been specified thereon, will be voted in accordance with such specifications, and where no choice has been specified thereon, will be voted for the election of the directors named herein, and for the approval of an amendment to the Articles of Incorporation of KE to authorize the issuance of up to 50,000,000 shares of preferred stock, including convertible preferred stock in such series with such preferences and rights as the KE Board of Directors may determine and to remove the restriction which prohibits the issuance of non-voting capital stock. If any other matters properly come before the meeting or any adjournment thereof, the holders of the proxies are expected to vote in accordance with their judgement on such matters. A proxy may be revoked at any time to the extent that it has not been exercised. A shareholder may revoke his or her proxy by writing the Secretary of KE a letter of proxy revocation, executing a subsequently dated proxy, or attending the shareholders' meeting and voting his or her shares personally.

   The close of business on March 2, 1994, has been fixed as the record date for determination of the shareholders entitled to vote at the meeting.

   The number of KE's shares of common stock, par value $.01 per share (the "Shares"), outstanding at the close of business on March 2, 1994, was 17,597,177, of which State Street Bank holds 954 Shares which will not be voted and which are pending distribution to creditors in accordance with the terms of the Plan of Reorganization in the Koger Properties, Inc. Chapter 11 Case. There is no other class of voting securities of KE outstanding and each Share is entitled to one (1) vote, except for the 954 shares held by State Street Bank. A majority of the Shares issued and outstanding as of the record date represented at the meeting, either in person or by proxy, shall constitute a quorum. Irvin H. Davis, Victor A. Hughes, Jr. and S.D. Stoneburner have, and each of them has, been designated as proxies to vote the Shares solicited hereby. The Shares are not subject to cumulative voting.

                           MATTERS TO BE CONSIDERED

   KE shareholders will consider and act upon a proposal to (i) elect ten
(10) directors for the following year, (ii) to approve an amendment to
Article V of KE's Articles of Incorporation to authorize the issuance of up to 50,000,000 shares of preferred stock, including convertible preferred stock in such series with such preferences and rights as the KE Board of Directors may determine and to remove the restriction which prohibits the issuance of non-voting capital stock, and (iii) such other business as may properly come before the meeting.

                            ELECTION OF DIRECTORS

   The ten (10) nominees listed in the table which follows are proposed for election as directors for the ensuing year and until their successors have been elected and qualified.

   While management expects that all of the nominees will be able to serve as directors, at the time of the Annual Meeting, or any adjournment or postponement thereof, should a situation arise making it impossible for one or more of the nominees to serve, the proxies will be voted in accordance with the best judgement of its holders for another person recommended by the present Board of Directors in lieu of any such nominee.

   All nominees have served in the principal occupations indicated in the table below or in other capacities with their respective employers for more than five years prior to December 31, 1993. Information concerning the nominees to the Board of Directors, based on information furnished by them, is set forth below.

   The Board of Directors recommends a vote "FOR" the election of each of the following nominees.


                                                                                      Beneficial Ownership
                             Principal Occupation                                         of Shares at
                             Five-Year Employment            Year First                  March 1, 1994
                               History and Other              Became a                (Percent of Class)
        Name                     Directorships                Director        Age             (1)

D. Pike Aloian        Managing Director of Rothschild           1993           38               0
(a)                   Realty, Inc. (a real estate investment                                 (0%)
                      management and advisory service
                      firm); Director, Charter Oak Group,
                      Ltd. (a privately held retail properties
                      real estate management company);
                      former Vice President of The Harlan
                      Company, Inc. (a real estate development
                      and advisory service firm).

Benjamin C.
Bishop, Jr.           Chairman of the Board of Allen C. Ewing    1991           61       10,000
(a)                   & Co. (an investment banking company);                            (.057%)
                      former Director of Grubb & Ellis Company
                      (a national commercial real estate brokerage
                      company); former Trustee of GMR Properties
                      (a real estate investment trust); former Director
                      of Cousins Properties, Inc. (a real estate
                      investment trust).

Charles E.
Commander, III        Practicing attorney with the law firm of   1993           52        2,000
                      Foley & Lardner, successor to Commander,                          (.011%)
                      Legler & Sadler in Jacksonville, Florida;
                      former Director of Computer Power, Inc.
                      (a computer service firm).

Irvin H. Davis        President and Chief Executive Officer      1991           64       69,018  (2)
                      of Koger Equity, Inc; former President                            (.391%)
                      and Chief Executive Officer of Koger
                      Advisors, Inc. (former investment advisor
                      to Koger Equity, Inc.); former Senior Vice
                      President/Asset Management of
                      Koger Equity, Inc.; former Senior Vice-
                      President of Koger Properties, Inc. (a
                      real estate development company)

David B. Hiley (3)    Managing Director of Berkshire Capital     1993           55            0
(b)                   Corporation (an investment bank services                             (0%)
                      firm); Director and former Senior
                      Executive Vice President of Thomson
                      McKinnon Securities, Inc. (a securities
                      broker-dealer); consultant, Director and
                      former Executive Vice-President,
                      Thomson McKinnon, Inc. (a financial
                      services holding company); Director,
                      Newcity Communications, Inc. (a
                      communications firm)



                                                                                      Beneficial Ownership
                             Principal Occupation                                         of Shares at
                             Five-Year Employment            Year First                  March 1, 1994
                               History and Other              Became a                (Percent of Class)
        Name                     Directorships                Director        Age             (1)

Victor A. Hughes, Jr. Senior Vice President and Chief           1992           58          72,307 (4)
                      Officer of Koger Equity, Inc.; former                               (.410%)
                      Vice President of Koger Equity, Inc.;
                      former President of Koger Securities, Inc.
                      (a securities broker-dealer); former Senior
                      Vice President and Chief Financial Officer
                      of Koger Advisors, Inc. (former investment
                      advisor to Koger Equity, Inc.)

G. Christian Lantzsch Director of Duquesne Light Company;       1988           69           2,047 (5)
(a)                   retired Vice Chairman of the Board of                               (.012%)
                      Directors and Treasurer of Mellon Bank
                      Corp.; retired Vice Chairman and Chief
                      Financial Officer, Mellon Bank, N.A.

Thomas K. Smith, Jr.  Assistant Vice President of Trust         1993           29       3,312,009       (6)
(b)                   Company of the West    (an investment
                      management company);     Assistant Vice                                                (18.821%)
                      President of TCW Asset Management
                      Company, a wholly owned subsidiary of
                      The TCW Group, Inc. and the managing
                      general partner of TCW Special Credits
                         (investment management companies),
                      for which Mr. Smith serves as an investment
                      analyst; former Management Associate at
                      Citicorp Mergers & Aquisitions; former
                      Merger Analyst at Dillon, Read & Co.,
                      Inc. (an investment bank).

George F. Staudter    Managerial and financial consultant;      1993           62           1,000
(b)                   Director of Waterhouse Investor                                     (.006%)
                      Services, Inc. (a securities broker
                      dealer); President and Director of
                      Family Steak Houses of Florida, Inc.
                      (a restaurant chain); former Principal
                      of Douglas Capital Management (a
                      registered investment advisor); former
                      Vice President and Treasurer of
                      Revlon, Inc. (a cosmetic manufacturer
                      and marketer)

S. D. Stoneburner     Chairman of the Board of Directors        1988           75          44,536 (7)
                      of Koger Equity, Inc.; former President                             (.253%)
                      and Chief Financial Officer of Koger
                      Equity, Inc.; former President and
                      Chief Operating Officer of Koger
                      Advisors, Inc. (former investment
                      advisor to Koger Equity, Inc.)

All Executive
Officers                                                                                3,534,454     (6)(8)
and Director Nominees as                                                                 (19.89%)
a Group
(11 persons)



(a) Member of the Audit Committee.
(b) Member of the Compensation Committee.

(1) Unless otherwise noted, all shares are owned directly, with sole voting and dispositive power or voting and dispositive power shared with spouse.

(2) Includes 67,018 Shares which are subject to presently exercisable options
    (See "Executive Compensation - Stock Option Plans").

(3) Mr. Hiley was a director and executive officer of Thomson McKinnon, Inc., a financial service holding company, and its subsidiary Thomson McKinnon
    Securities, Inc. ("TMSI"), a broker-dealer, both of which filed for protection under Chapter 11 of the Bankruptcy Act within the past five years. In a proceeding instituted by the State of Alabama in 1989 claiming unregistered sales of securities by an Alabama branch of TMSI and alleging a failure of supervision by him and other executives, Mr.
    Hiley consented to an order barring him from registration as a securities dealer in Alabama. In a related matter, TMSI admitted to a criminal violation of the Alabama securities statute.

(4) Includes 49,807 Shares which are subject to presently exercisable options
    (see "Executive Compensation - Stock Options Plans").

(5) Includes 47 shares which are subject to presently exercisable Warrants to purchase Shares.

(6) The TCW Group, Inc. and its affiliates may be deemed to have voting and dispositive powers over such Shares. TCW Special Credits, an affiliate of The TCW Group, Inc., acts as general partner or investment manager of certain separate accounts, trusts, and limited partnerships which hold such Shares. To the extent Mr. Smith, as Assistant Vice President of
    Trust Company of the West and TCW Asset Management Company (wholly-owned subsidiaries of The TCW Group, Inc.) participates in the process of voting or disposing of the Shares set forth herein, Mr. Smith may be deemed under certain circumstances, for the purposes of Section 13 of the Securities
    Exchange Act of 1934, to be the beneficial owner of such Shares. Mr.
    Smith disclaims beneficial ownership of such Shares. The above described separate accounts, trusts, and limited partnerships which own the 3,312,009 Shares may be entitled to receive additional Shares pursuant to the Plan of Reorganization of Koger Properties, Inc. The number of additional Shares was not known as of March 1, 1994.

(7) Includes 34,036 Shares which are subject to presently exercisable options, and 7,000 shares which are held in a trust of which he is the beneficiary.

(8) Sole voting and dispositive power as to 220,418 Shares, shared voting and
    dispositive power as to    3,314,036     Shares. Includes 172,261 shares which
    are subject to presently exercisable options, or options which are
    exercisable within 60 days. Includes    84     shares which are subject to
    presently exercisable Warrants to purchase Shares.

   In accordance with the Third Amended and Restated Plan of Reorganization
(the "Plan") of the Koger Properties, Inc. ("KPI") Chapter 11 Bankruptcy Case
(the "KPI Chapter 11 Case") at the effective date of the merger of KPI with and into KE on December 21, 1993, pursuant to the Plan (the "Merger"), KE's
Board of Directors was increased to ten members which were selected as follows: (i) seven members of the Board were designated by the members of the Board of KE, and (ii) three members were designated by the KPI creditors' committee in the KPI Chapter 11 Case. The KE designees were: Messrs. Bishop,
Davis, Hiley, Hughes, Lantzsch, Staudter and Stoneburner. The KPI creditors' committee designees were Messrs. Aloian, Commander and Smith.

Corporate Governance

   The Board of Directors of KE held eight meetings during the last fiscal year. The Board of Directors maintains an Audit Committee and a Compensation
Committee, the members of which are elected by the Board of Directors. The
Board of Directors does not have a nominating committee.

   The Audit Committee is composed exclusively of directors who are not officers or employees of KE. It recommends to the Board of Directors the selection of independent auditors, reviews the scope of the audit procedures and the results of the audit, reviews the matter of independence of the auditors, including non-audit services provided by the auditors and considers and makes recommendations to the Board of Directors on matters referred to it relating to the audit function, such as financial and accounting standards and principals and internal accounting, auditing and financial controls. The
Audit Committee held one meeting during the last fiscal year and members of the Audit Committee consulted with the officers of KE and the independent auditors at various times throughout the year.

   The Compensation Committee, none of the members of which are officers or employees of KE, sets the salaries of KE's executives, reviews and recommends the adoption of compensation plans and granting of benefits under such plans and makes grants of options pursuant to KE's Stock Options Plans. The
Compensation Committee held one meeting during the last fiscal year.

   Each of the directors attended at least 75% of the Board of Directors meetings and meetings held by committees of the Board of which they were members.

Executive Compensation

   Directors of KE who are not officers receive a quarterly retainer of $5,000, plus fees of $2,000 for each meeting of the Board of Directors attended and $500 for each meeting of any committee of the Board of Directors attended, together with expenses of attendance. The Chairman of the Board of Directors receives an additional quarterly retainer of $5,000. Directors who are officers of KE are not paid a director's fee. Amounts described herein which are payable to Thomas K. Smith, Jr. are paid instead to Trust Company of the West, Mr. Smith's employer. Directors who are not employees do not participate in KE's stock option or retirement plans.




   Shown below is information concerning the annual and long-term compensation of the Chief Executive Officer and the other executive officer whose salary and bonus for the fiscal year ended December 31, 1993, exceeded
$100,000 (the "Officers"):


                          SUMMARY COMPENSATION TABLE

                            Annual Compensation (1)                              Long Term Compensation

                                                                                  Awards                Pay
                                                                                                        outs

             (a)             (b)      (c)       (d)          (e)            (f)            (g)          (h)           (i)

     Name and Principal      Year    Salary    Bonus     Other Annual    Restricted      Options/       LTIP       All other
           Position                                      Compensation       Stock          SARs        Payouts    Compensation
                                                                           Award(s)
              (2)                                             (3)                          (4)           (5)           (6)

A.                           1993   $175,000   $3,365        $4,500          -0-           -0-           -0-         $31,935
Irvin H.
Davis,
President &                  1992   $175,000   $3,365        $3,978          -0-         125,000         -0-         $35,586
Chief
Executive
Officer                      1991   $153,125   $3,365        $4,064          -0-           -0-           -0-         $ 5,980

B.                           1993   $152,000   $2,923        $4,500          -0-           -0-           -0-         $28,318
Victor A.
Hughes, Jr.,
Senior Vice                  1992   $152,000   $2,923        $4,500          -0-         107,500         -0-         $31,352
President &
Chief
Financial Officer            1991   $152,000   $2,923        $  934          -0-           -0-           -0-         $ 6,030

(1) KE paid no salaries for calendar year 1991. The salaries of its Officers were paid by Koger Advisors, Inc. ("KA") for which KE reimbursed KA.
    Therefore, the amounts reported herein for 1991 represent the salary and benefits received by each officer from KA for its services to KE.

(2) Includes the CEO and the other executive whose salary and bonus exceed
    $100,000.

(3) Includes an automobile allowance.

(4)    These options were granted on February 5, 1992 and     are exercisable in
    cumulative annual increments of 20% commencing on February 5, 1993. The
    options terminate seven years from date of grant.    For information
    concerning the number and market value of shares subject to the Company's stock option plans as to the above Officers, reference is made to the
    "Option/SAR Exercises and Year-End Value Table" and the notes thereto.

(5) KE has no other long-term incentive plans.

(6) Includes the funds contributed to an IRA for each executive under the terms of the Simplified Employee Pension Plan (the "SEP Plan") adopted by KE, together with the cost of certain life, health, hospitalization and medical insurance plans (the "Insurance Plans"), provided by KE which plans do not discriminate in scope, terms or operation in favor of executive officers of KE and are available generally to all salaried employees.

    As to A: represents a contribution into a SEP IRA account in the
    amount of    $26,308, $28,300, and $0; and the cost of the
    Insurance Plans in the amount of $5,627, $7,286 and $5,980 for the years ended 1993, 1992 and 1991, respectively.

    As to B: represents a contribution into a SEP IRA account in the
    amount of $22,935,    $24,462 and $0; and the cost of the
    Insurance Plans in the amount of $5,383, $6,890 and $6,030 for the years ended 1993, 1992 and 1991, respectively.

   Option/Stock Appreciation Rights Grants. During the fiscal year ended
December 31, 1993, no grants were made to the Officers of KE with respect to options/stock appreciation rights to purchase Shares.

   Option/Stock Appreciation Rights Exercises and Year-End Values. Shown below with respect to the Officers is the aggregate options/stock appreciation rights exercised in the fiscal year ended December 31, 1993, values realized, the number of unexercised and the value of the unexercised options/stock appreciation rights at December 31, 1993.



              Option/SAR Exercises and Year-End Value Table

        Name                Shares       Value Realized       Number of       Value of Unexercised in-
                         acquired on           ($)           unexercised       the-money options/SARs
                        exercise (#)                     options/SARs at FY-             at
                                                         End (#) exercisable/          FY-end
                                                            unexercisable              ($8.50)
                                                                                     exercisable/
                                                                                    unexercisable

                                                                 (1)                      (2)

        (a)                  (b)               (c)               (d)                      (e)

A.
Irvin H. Davis
President & Chief Executive
Officer
   1988 KE Option            -0-               -0-          50,000/75,000 (1)    $168,750/$253,125 (2)
   1988 KA Option                                                  17,018/-0-              -0-/-0- (3)

B.
Victor A. Hughes, Jr.
Senior Vice President & Chief
Financial Officer
   1988 KE Option            -0-               -0-          43,000/64,500 (1)    $145,125/$217,687 (2)
   1988 KA Option                                               6,807/-0-                  -0-/-0- (3)



(1) The options are exercisable in cumulative annual increments of 20% commencing on February 5, 1993. Currently the above options are 40% exercisable.

(2) The closing price of the option stock on December 31, 1993, as reported on the American Stock Exchange, was $8.50, which price is greater than the exercise price of $5.125. The closing price of the option stock at March 1, 1994, as reported on the American Stock Exchange, was $7.375.

(3) The exercise price of these options is $20, which is greater than the closing price of the option stock on December 31, 1993.

   Long-Term Incentive Plan Awards. KE made no long-term incentive plan awards to any officer, director, or employee during the fiscal year ended December 31, 1993.

   Compensation Committee Report on Executive Compensation. This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent KE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. Until December 31, 1991, KE was administered by Koger Advisors, Inc. ("KA"), and, accordingly, had no salaried employees. At January 1, 1992, KE became self-administered and had six employees, including the Officers who performed the functions of the Chief Executive Officer and Chief Financial Officer. The cash compensation paid these Officers was comparable to the compensation they had received as employees of KA.

   A cash compensation study was sponsored by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") for the purpose of obtaining meaningful and reliable information on compensation levels and practices for executive positions in the industry. The participants in the study were generally self-advised Real Estate Investment Trusts ("REITs") that hold and manage primarily equity assets, and have total assets ranging from $51 million to $1 billion; Koger Equity has assets in excess of $600 million. It was felt by the Committee that the study group compared favorably with KE. According to the NAREIT Executive Compensation Survey for 1993, the self-advised REIT survey participants paid annual cash compensation as described below to executives of REITs.


     Position Description      Base Salary Range       Total Cash Compensation Range

     Top REIT Executive       $266,000 - $348,000            $384,000 - $544,000
     Chief Financial Officer  $148,000 - $177,000            $150,000 - $198,000


   The compensation paid the executive officers of KE during its last fiscal year was not specifically related to corporate performance. In reaching a conclusion concerning the annual cash compensation paid its officers, the Compensation
Committee has considered the adverse circumstances which have impacted KE, including the KPI Chapter 11 Case. The Committee also considered the fact that KE has not paid a dividend to its shareholders since October 23, 1991. Based on the foregoing, the KE Compensation Committee made a subjective determination in setting the compensation of its executive officers.

  In arriving at the compensation paid the KE President and Chief Executive Officer, the Compensation Committee has considered its President's long experience in the management of suburban office parks and his proven ability to maintain high occupancy rates as compared to those which obtained in other office parks in markets in which KE competes. In addition to his leasing experience, KE's President and Chief Executive Officer has been involved with the development of suburban office parks. While
KE does not expect to begin development activities in the near future, it plans to develop its vacant land when market conditions for commercial real estate improve. Accordingly, KE must obtain and keep persons with leasing, real estate development and financing experience and talent. While the salaries paid by KE to its Chief Executive Officer and its other officers are at this time below the average paid officers in similar sizes and types of business, KE has also granted stock options in order to supplement their compensation. The compensation paid the President and Chief Executive Officer of KE during its last fiscal year was not specifically related to corporate performance.

  For the twelve-month period ended December 31, 1993, KE paid annual cash compensation to its Chief Executive and Chief Financial Officers at the rate of $175,000 and $152,000, respectively. KE's Chief Executive Officer has been paid at the rate of $175,000 per annum for the past three years. KE's Chief Financial Officer was paid at the rate of $152,000 per annum for the past three years. With the Merger, the size of the KE organization has been considerably increased. The Merger resulted in the property management functions of KE, former
KPI and The Koger Partnership, Ltd. being brought under the administration of KE management. While the responsibilities of the KE executive officers have increased, the Committee has set these officers' annual compensation at the same rate for the current fiscal year. The Committee may revisit this matter during 1994 and make some adjustments in the executive officers' compensation either through additional salary, a supplemental retirement program, additional options, cash bonuses or all of the above.

   The foregoing report has been furnished by the Compensation
Committee of the Company consisting of the following individuals:

                                Thomas K. Smith, Jr., Chairman
                                David B. Hiley
                                George F. Staudter


   Retirement Plan. During fiscal 1992, the Compensation Committee adopted a Simplified Employee Pension Plan ("SEP Plan") pursuant to which KE made a contribution with respect to each eligible employee's compensation paid from January 1, 1993 through December 20, 1993, in an amount equal to 15% of such compensation. The SEP Plan contribution was made to the Individual Retirement Account of each such employee. With the Merger of KPI with and into KE, the SEP Plan was terminated and the KPI 401(k) Plan ("401(k) Plan") was adopted by KE which will permit an employer contribution to each eligible employee's account. KE has made no contribution pursuant to this Plan.

   Stock Option Grants. KE did not grant any options to purchase
Shares pursuant to its Stock Option Plans during fiscal year
1993.

   Shareholder Return Performance Presentation. Set forth below is a line graph comparing yearly percentage change in cumulative total shareholder return on KE Common Stock against the cumulative total return of the American Stock Exchange Market Value Index and the National Association of Real Estate Investment Trusts ("NAREIT") Total Return Index for the period commencing December 31, 1988 and ending
December 31, 1993.

(Graph)

(Refer to copy for the Graph - Shareholders Return Performance
Presentation - below are the data points referred to in the graph)

             1988      1989      1990      1991      1992     1993

KE            100     107.35     54.95     29.58     34.20    62.86
AMEX          100     123.53    100.69    129.10    130.46   155.93
NAREIT        100      98.19     81.16    110.11    123.52   146.43

                    AMENDMENT TO ARTICLES OF INCORPORATION
                   TO AUTHORIZE ISSUANCE OF PREFERRED STOCK

   Proxies are solicited from the shareholders of KE to authorize an amendment to Article V of its Articles of Incorporation providing for the authorization for the issuance of up to 50,000,000 shares of preferred stock, par value $.01 per share, and removal of a restriction which prohibits the issuance of non-voting capital stock. The Company is currently authorized to issue 100,000,000 shares of common stock, par value $.01 per share (the "Shares"). Reference is made to Exhibit "A" hereto for a complete statement of the present Article V and as it is proposed to be amended. The description contained in this Proxy Statement is modified by and subject to this amendment.
With the adoption of this proposed amendment to the KE
Articles of Incorporation, the Board of Directors of KE would be authorized to issue preferred stock and determine without further action by the holders of the outstanding Shares, except as otherwise provided by law or the American Stock Exchange, the conversion rights, the dividend rights, voting rights, rights in terms of redemption, liquidation preferences, sinking fund terms and other rights and terms of any series of preferred stock, the number of shares constituting any such series, and the designation thereof, and any other preferences or other terms which the Board in its discretion may determine.

   In connection with the Plan, which authorized the merger of KPI with and into KE, Section 1123(a)(b) of the United States
Bankruptcy Code required that KE adopt an amendment to its Articles of Incorporation prohibiting the issuance of non-voting capital stock. As the then current Articles of Incorporation of KE only permitted the issuance of Common Stock and required that each Share of Common Stock be entitled to one vote, the adoption of the amendment prohibiting the issuance of non-voting capital stock had no effect upon KE and its shareholders. As KE now desires to be permitted to issue preferred stock and is seeking shareholder approval of an amendment to its Articles of Incorporation to authorize such issuance, it is the opinion of management of KE that it is in the best interest of KE and its shareholders that KE have the broadest flexibility possible and be permitted to issue not only voting but also non-voting preferred shares. Accordingly, in order to have such full flexibility in the issuance of such stock, it is necessary to remove the prohibition against the issuance on non-voting capital stock.

   The Board of Directors believes that the amendment to the Articles of Incorporation which authorizes the Board of Directors, from time to time, to issue shares of preferred stock and to determine the conversion, dividend, voting, redemption, liquidation, sinking fund terms and any other preferences and rights for any series of preferred stock without further action or authorization by the shareholders (except as required by law or by the American Stock Exchange) is in the best interest of KE and its stockholders. The ability to issue such shares of preferred stock without further action by KE shareholders would permit the possible issuance in the future of shares of preferred stock for corporate purposes. Such corporate purposes might include, without limitation, additional public or private financings.

   Should the Board of Directors of KE elect to exercise its authority to issue shares of preferred stock, the rights, preferences and privileges of the holders of the Shares of Common Stock would be subject to the rights, preferences and privileges of such preferred stock. Although KE has no present specific plans or proposals to issue any such preferred stock, the KE Board of Directors may consider the issuance of such stock in connection with future financings which will be necessary in order to reduce KE's debt.

   Although KE has no intention at the present time of doing so, it could authorize one or more series of preferred stock or rights thereto that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Any series of preferred stock may, if so determined by the Board of Directors, have full voting rights with the KE Shares of Common Stock or superior or limited
voting rights, be convertible into Common Stock or another
security of KE, and have such other relative rights, preferences and limitations as the KE's Board of Directors shall determine.
As a result, any class or series of preferred stock could have rights which would adversely affect the rights of the holders of the Common Stock. The shares of any class or series of preferred stock need not be identical. The issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible financings or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of KE. The KE Board of Directors does not, at present, intend to seek shareholder approval prior to any issuance of currently authorized KE
Common Stock, or any additional shareholder approval for
issuance of preferred stock should this proposed amendment be
adopted, unless otherwise required by    law or the American
Stock Exchange.     Frequently, opportunities arise that require
prompt action, and the KE Board of Directors believes that the delay occasioned by seeking shareholder approval of a specific issuance could be to the detriment of KE and its shareholders.

   Reference is made to Exhibit "A" to this Proxy Statement which contains a copy of Article V to the KE Articles of Incorporation as it currently exists and as it is proposed to be amended.

   The favorable vote of the holders of a majority of the outstanding shares represented in person or by proxy at the KE
Annual Meeting of Shareholders is required for approval of this proposal.

   The Board of Directors of KE recommends a vote "FOR" the adoption of the proposed amendment to Article V of its Articles of Incorporation.

                CERTAIN RELATIONSHIPS AND TRANSACTIONS

   From its organization in 1988, KE's business consisted of the acquisition from Koger Properties, Inc. ("KPI") and its affiliates of completed and substantially leased commercial office buildings and the holding of such properties for the production of rents. As of December 31, 1993, KE owned 219 commercial properties in 16 metropolitan areas in the Southeast and Southwest. A total of 126 buildings were acquired from KPI or its subsidiaries through 1990. During 1993, an additional 93 buildings were acquired from KPI as the result of the merger of KPI with and into KE ("the Merger"), which was consummated on December 21, 1993. As a result of the Merger, KE assumed property management agreements to manage (i) the 20 office buildings owned by Centoff Realty Company, Inc., a subsidiary of Morgan Guaranty Trust Company of New York, and (ii) the
92 office buildings owned by The Koger Partnership, Ltd.
("TKP"), a Florida limited partnership.

Merger of KE and KPI; Resolution of KPI Chapter 11 Case

   On September 25, 1991, KPI filed a petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United State Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court"). KE was the single largest creditor of KPI in the KPI Chapter 11 Case (indebtedness to KE of approximately $116 million). On April 30, 1993, KE and KPI jointly proposed a plan of reorganization of KPI (the "Plan") which provided for the Merger in exchange for the issuance of shares of KE common stock (the "Shares") to certain creditors of KPI and the issuance of warrants to purchase Shares (the "Warrants") to shareholders of KPI and holders of certain securities law claims against KPI and the settlement of KE's claim against KPI. On August 11, 1993, the KE shareholders approved the Merger and the issuance of the Shares and Warrants pursuant thereto.

   On December 8, 1993, the Plan was confirmed by the Bankruptcy Court and the Merger became effective on December 21, 1993. Pursuant to the Merger, 6,158,977 Shares, or approximately 35% of the Shares outstanding after the Merger, and Warrants to purchase an aggregate of 644,000
Shares (3.5% of currently outstanding shares on a fully diluted basis) were issued under the Plan and Merger. The Warrants are exercisable until June 30, 1999, at $8.00 per share, and are subject to redemption at the option of KE at prices ranging from $1.92 to $5.24 per Warrant.

   With the Merger, KE succeeded to substantially all of the assets of KPI, free and clear of all liens, claims and encumbrances, except (i) encumbrances relating to certain secured indebtedness of KPI (aggregating $182.6 million) which was restructured under the Plan and (ii) an option and a right of first refusal held by TKP on certain developed buildings and parcels of undeveloped land which are located in TKP office centers. KPI assets acquired by KE in the Merger included 93 buildings containing 3,848,130 net rentable square feet, together with approximately 295 acres of unimproved land suitable for development, and 1,781,419 Shares held by KPI representing
13.47% of the outstanding Shares before the Merger. As a result of the Merger, KE assumed all of the leasing and other management responsibilities for its properties including those acquired in the Merger. In addition, KPI transferred all of its debt and equity interests in TKP to a newly formed wholly-owned subsidiary of KE, Southeast Properties Holding Corporation, Inc. ("Southeast"), which became the managing general partner of TKP. These interests included (1) 39,918
Units of general partnership interest and 50,442 Units of limited partnership interest in TKP, and (2) a restructured unsecured note in the aggregate amount of $32,587,000, including accrued interest as of December 31, 1993. This indebtedness is subordinated to all of the other restructured debt of TKP. In light of the terms of the TKP Plan of Reorganization in its Chapter 11 Bankruptcy Case (the "TKP Plan") and its restructured debt, KE has determined that these investments have no value.

Agreements with The Koger Partnership, Ltd.

   A Management Agreement (the "Management Agreement")
between TKP and Southeast, as successor to KPI, provides that Southeast, in its capacity as Managing General Partner of TKP, generally has responsibility for all aspects of TKP's operation. Southeast receives as compensation for its services a management fee, payable monthly, equal to nine percent of any Gross Rental Income (as defined) derived from the real estate
properties and interests managed    by Southeast.     This fee
amounted to $89,000 for the period December 21, 1993 through December 31, 1993. The Management Agreement is effective for an initial term of five years, through May 31, 1998, subject to automatic renewal for additional one year periods unless terminated by either party thereto at least 90 days prior to the expiration of the initial term or any extended term, unless sooner terminated pursuant to certain provisions of the Management Agreement. Total fees incurred under the previously existing management agreements with KPI amounted to $2,007,000 for the period from January 1, 1993 to December 21, 1993.

   An Incentive Fee Agreement (the "Incentive Agreement") between Southeast as successor to KPI and TKP provides that reorganized TKP will pay Southeast a fee (the "Incentive Fee") in respect of certain property dispositions and refinancings effected following August 10, 1993 ("Covered Transactions"). The Incentive Fee will be equal to a percentage (the "Fee Percentage") of the Net Proceeds (as defined) realized by reorganized TKP from each Covered Transaction. Under the Incentive Agreement, the Fee Percentage will be equal to, in respect of (a) Covered Transactions consummated on or before August 10, 1997, fifteen percent, (b) Covered Transactions consummated after August 10, 1997, but on or before August
10, 1999, five percent, and (c) Covered Transactions consummated after August 10, 1999, zero percent.

   The first $5 million of Incentive Fees to be paid to Southeast under the Incentive Agreement will be deposited in an account as collateral for repayment of the obligations represented by certain of the TKP Restructured Mortgage Notes (as defined). In the event that the Incentive Agreement is terminated before an aggregate of $5 million (the "Minimum Deposit Amount") is accumulated in this account, TKP will covenant to continue to pay amounts into such account as if the terms of the Incentive Agreement has remained in effect until the Minimum Deposit
Amount has been achieved.

   KE currently owns three developed office buildings and nine parcels of undeveloped land located in office centers in which TKP owns office buildings. Pursuant to the terms of an option and purchase and sale agreement (the "TKP Option Agreement") executed pursuant to the Merger, KE has granted reorganized
TKP a first option and right of first refusal in respect of certain of these properties. The option generally has a seven year term and will be exercisable at a price determined by reference to then-current fair value.

   Under a New Partnership Agreement between TKP and
Southeast, as successor to KPI, as Managing General Partner of
TKP, and Newleaf Services Corporation, as Alternate General
Partner of TKP, adopted pursuant to the TKP Plan, if the New Mortgage Notes (as defined) and New TKP Secured Notes (as
defined) which at December 31, 1993, were    $143,536,000     are
not incrementally reduced commencing the fourth year after
   August 10, 1993,     the effective date of the TKP Plan and fully
paid seven years after such effective date, the Alternate General Partner shall automatically succeed Southeast as the Managing General Partner of TKP and shall supervise the orderly liquidation of TKP.

Agreements with TCW Special Credits

   On August 9, 1993, KE entered into a Shareholder's Agreement (the "Shareholder's Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") with TCW Special Credits, a California general partnership ("TCW Special Credits"), as general partner or investment manager of certain funds and accounts (the "TCW Shareholders"). Thomas K.
Smith, Jr., a Director of KE, is an Assistant Vice President of Trust Company of the West and TCW Asset Management
Company ("TAMCO"), wholly-owned subsidiaries of The TCW
Group, Inc. TAMCO is the managing general partner of TCW
Special Credits.

   The Shareholder's Agreement provides, among other things, that as determined by the Board of Directors of KE pursuant to
Article V(D) of KE's Articles of Incorporation, the ownership by the TCW Shareholders of up to the greater of (i) 4,047,350
Shares, as adjusted for recapitalizations and (ii) 23% of the then outstanding Shares (the greater of (i) and (ii) being the "Maximum Shares") is exempt from the operations of Article
V(D). Article V(D) of the KE Articles of Incorporation allows its Board of Directors to limit holdings of the Shares by any person to no more than 9.8% of the outstanding Shares if the Board determines such limit is necessary in order for KE to maintain its qualification as a real estate investment trust under the Internal Revenue Code of 1986 (a "REIT"). The KE Board of Directors determined that exempting the TCW Shareholders from the aforesaid limitation would not jeopardize KE's qualification as a REIT. Unless waived by TCW Special Credits, this exemption will continue for a period of eight years following the date of consummation of the Merger, December
21, 1993.

   Pursuant to the terms of the Shareholder's Agreement, KE amended its Common Stock Rights Agreement (the "Rights Agreement"), which amendment was effective December 21,
1993. The amendment provides that the TCW Shareholders are
exempt persons under the Rights Agreement (the "Exempt
Persons") so long as the Exempt Persons do not collectively
own beneficially more than the Maximum Shares with certain exceptions. Pursuant to the Rights Agreement, all Shares have rights to purchase Shares (the "Rights") which become exercisable if any person, except for Exempt Persons, acquires
15% or more of the outstanding Shares (the "Acquiring
Person"). Each Right gives the holder, except an Acquiring
Person, the right to acquire Shares with a market value of two times the exercise price of the Rights. If the Exempt Persons acquire Shares in excess of the number of shares for which they are exempt, they would then be an Acquiring Person and could not exercise their Rights. KE has also covenanted that following the effective date of the Merger (December 21, 1993), for a period of eight years KE will not amend, alter or otherwise
modify the Rights Agreement or take any action which would
limit or eliminate the rights of the TCW Shareholders    under the
Rights Agreement     without the prior consent of TCW Special
Credits. As of March 1, 1994, the TCW Shareholders owned approximately 19% of the then outstanding Shares (see
"Principal Holders of Voting Securities").

   The Registration Rights Agreement gives TCW Shareholders the rights to, for a period of eight years following the effective date of the Merger (December 21, 1993), (i) demand that KE register any Shares owned by the TCW Shareholders pursuant to the registration requirements of the Securities Act of 1933 in up to four public offerings for the account of the TCW Shareholders and (ii) have any Shares owned by the TCW Shareholders included in an unlimited number of public offerings of KE's securities which may be made on behalf of KE or others. All expenses, except for brokerage discount, of any of these offerings will be borne by KE.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires that KE directors and executive officers file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the KE Common Stock. Executive officers and directors are required by the SEC regulation to furnish KE with copies of all Section 16(a) forms they file.

   To KE's knowledge, based solely on review of the copies of such reports furnished to KE and written representations that no other reports not previously reported were required, during the fiscal year ended December 31, 1993, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

Legal Proceedings

   An action in the U.S. District Court, Middle District of Florida (the "District Court"), was filed on October 11, 1990 by Gerald and Althea Best and Jerome Wilem, shareholders of KE, against KPI, KE, two subsidiaries of KPI, Messrs. Allen R. Ransom (a former director of KE), Ira M. Koger (a former director of KE), S.D. Stoneburner, and W.F.E. Kienast (a former director of KE), alleging that various press releases, shareholder reports, and/or securities filings failed to disclose and/or misrepresented KE's business policies and seeking damages therefor (the "Securities Action"). William L. Coalson, a shareholder of KE, was subsequently added as an additional plaintiff. KE believes that the claims asserted in the complaint filed in the Securities
Action are without merit and intends to vigorously contest the Securities Action.

   A derivative action in the District Court was commenced on October 29, 1990, by Howard Greenwald and Albert and Phyllis Schlesinger, shareholders of KE, against KE, KPI, all of the then current directors of KE including: Ira M. Koger, James B. Holderman, Allen R. Ransom, Wallace F.E. Kienast, S.D. Stoneburner, Yank D. Coble, Jr., G. Christian Lantzsch, A. Paul Funkhouser and Stephen D. Lobrano, alleging breach of fiduciary duty by favoring KPI over the interest of KE and
failing to disclose or intentionally misleading the public as to KE's cash flow, dividend and financing policies and status, and seeking damages therefor (the "Derivative Action"). During the course of the Derivative Action, the Plaintiffs therein further alleged that Mr. Lobrano was liable to KE for certain alleged acts of legal malpractice. KE's Board of Directors Special Litigation Committee, which was composed of outside independent members of KE's Board of Directors, completed an extensive investigation of the facts and circumstances surrounding the Derivative Action including the allegation
against Mr. Lobrano. It was the conclusion of this Committee that the ultimate best interest of KE and its shareholders would not be served in prosecuting this litigation; subsequently, KE moved that the Derivative Action be dismissed under the provisions of Florida law. Thereafter, the plaintiffs filed a
Second Amended and Supplemental Complaint    (the "Second
Complaint")     which realleged the original cause of action
("Count I"), and realleged the cause of action against Stephen D. Lobrano ("Count II") and a new cause of action against the members of the KE Special Litigation Committee for alleged violation of fiduciary duty in conducting their investigation ("Count III"). During 1993, KE filed motions seeking dismissal of the Second Amended and Supplemental Complaint. On
January 27, 1994, the United States Magistrate issued its Report and Recommendation, concerning this derivative suit, which recommended that (1) Count I should be dismissed pursuant to the Special Litigation Committee Report, (2) Count III against the Special Litigation Committee members should be dismissed,
and (3) Count II should not be dismissed.    The District Court
adopted the Report and Recommendations of the United States Magistrate by order entered March 8, 1994. Subsequently, Mr. Lobrano has filed his answer denying all of the material allegations of the Second Complaint, and raising affirmative defenses, including, without limitation, the defense that Mr. Lobrano was at all times acting under the direction of the officers and directors of KPI. Mr. Lobrano and his law firm have also filed a cross claim against KE, asserting that, in connection with the matters complained of in the Second Complaint, Mr
Lobrano and his law firm acted under the direction and control of the officers and directors of KPI, that they have suffered out-of-pocket expenses and reputation damage to their business due to the directions of the officers and directors of KPI, and that they are entitled to contribution or indemnity from KE, as the successor of KPI under the merger consummated pursuant to the KPI Plan, in respect of such damages. They have brought similar cross claims against Ira M. Koger, Allen R. Ransom and Wallace F. E. Kienast, former officers and directors of KPI. KE has not yet responded to these claims, but believes that any such claims against KPI were discharged in its Chapter 11 Case.

   Pursuant to Florida Statutes Section 607.0850, the Indemnification Committee of KE's Board of Directors has made an initial determination that certain officers and directors and former officers and directors of KE who are defendants in each of the Securities Action and the Derivative Action are entitled to the advancement of expenses in defending these actions. This Committee will not make a final determination on indemnification of these defendants until there is a final resolution of these actions. The Committee has agreed to indemnify these defendants to the extent permitted by law.
Should it be determined that any defendant was not entitled to indemnification, such defendant will be obligated to reimburse
KE for any expenses it has incurred or which have been reimbursed in the defense of that defendant. In accordance with Florida law, each of the present and former directors and officers, who are defendants in the suits described above, have so agreed to reimburse KE. During the year ended December 31, 1993, KE paid $141,127 in attorney's fees and expenses incurred on behalf of itself, certain directors and officers and former directors and officers in connection with the above litigation.

   On March 23, 1993, the Securities and Exchange Commission (the "Commission") entered an Order directing a private investigation with respect to KPI's accounting practices, including the accuracy of financial information included in certain reports filed with the Commission, possible insider trading in KPI's stock, and possible misleading statements concerning the financial condition of KPI and its ability to pay dividends to its shareholders. Prior to March 23, 1993, the Commission had been engaged in a confidential investigation without a formal order. As a result of the Merger, KE has assumed responsibility for responding to the requests and subpoenas of the Commission staff in connection with this private investigation. Although the staff of the Commission had subpoenaed KPI documents and former employees of KPI, who are presently employees of KE, for testimony, on February 8, 1994, the Commission staff advised KE, through its counsel, that the scheduled depositions of former KPI employees and the review of KPI documents had been suspended. KE has received no communication from the Commission staff since the above notice of suspension. Based on the information currently available to KE, it is unable to determine whether or not this private investigation will lead to formal legal proceedings or administrative actions or whether or not such legal proceedings or adminstrative actions will involve KE.

               PRINCIPAL HOLDERS OF VOTING SECURITIES

   A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities; investment power is the power to dispose of or direct the disposition of securities.

   The table set forth below presents certain information regarding the beneficial ownership of Shares by each shareholder known to KE to own more than five percent of the outstanding Shares as of March 1, 1994.


          Name and Address of                                      Number of Shares
           Beneficial Owner               Percent of Class        Beneficially Owned

The TCW Group, Inc. and affiliates (1)        18.821%                  3,312,009
  865 South Figueroa Street
  Suite 1800
  Los Angeles, California 90017


(1) Based upon information provided by TCW to KE as of March 1, 1994. Represents Shares held by certain limited partnerships, trusts, and separate accounts for which TCW
    Special Credits, an affiliate of The TCW Group, Inc., acts as general partner or investment manager. The TCW Group, Inc.
    and its affiliates may be deemed to be the beneficial owners of such shares for purposes of the reporting requirements of the Securities Exchange Act of 1934; however, The TCW Group,
    Inc. and its affiliates expressly disclaim beneficial ownership of such Shares. The limited partnerships, trusts, and separate accounts which own the 3,312,009 Shares may be entitled to receive additional Shares pursuant to the Plan of Reorganization of Koger Properties, Inc. The number of additional Shares was not known as of March 1, 1994.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   During the year ended December 31, 1993, KE engaged Deloitte
& Touche to provide certain audit services. These services included the audit of the annual financial statements, a review of the quarterly data furnished to the Securities and Exchange Commission ("SEC") for the quarters ended March 31, June 30, and September 30, 1993, and March 31, 1994, services performed in connections with filing this Proxy Statement and the Annual Report on Form 10-K with the SEC, attending meetings with the Audit Committee, and consultation on matters relating to accounting, tax and financial reporting. The Audit Committee approved all services performed by the auditors in advance of their performance. Deloitte & Touche has acted as independent public accountants for KE since its organization on June 21, 1988. Neither the firm nor any of its associates has any relationship to KE or any of its subsidiaries except in their capacity as auditors.

   It is expected that representatives of the independent public accountants will attend the Annual Meeting and be available to respond to appropriate questions and be permitted to make a statement concerning KE should they desire.

   As of the date hereof, the Board of Directors of KE had not selected independent public accountants to audit the books and accounts of KE for the fiscal year ending December 31, 1994. It is anticipated that auditors will be selected later in the fiscal year.


                               OTHER BUSINESS

   It is not anticipated that there will be presented to the Annual Meeting of Shareholders any business other than the election of directors and the approval of the amendments to the KE Articles of Incorporation. The Board of Directors was not aware, a reasonable time before this solicitation of proxies, of any other matters which might properly be presented for action at the annual meeting or any adjournment thereof. If any other business should come before the Annual Meeting of Shareholders or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

                          SHAREHOLDER PROPOSALS

   Proposals of shareholders to be presented at the 1995 Annual Meeting of Shareholders of KE must be received at KE's executive offices by December 7, 1994, to be considered for inclusion in KE's proxy materials relating to that meeting. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in KE's proxy material.

                                  GENERAL

   KE will bear the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and officers of KE, and no additional compensation will be paid to such individuals. KE also has retained Morrow & Co., Inc., 345
Hudson Street, New York, New York 10014, to solicit proxies by mail, by telephone, telegraph, or personally, for which service KE anticipates a cost not in excess of $7,000 plus reasonable out-of-pocket expenses. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees and fiduciaries who are record holders of Shares for the forwarding of solicitation material to the beneficial owners of the Shares. KE will, upon the request of such entities, pay their reasonable expenses for completing the mailing of such material to such beneficial owners.

   Consistent with state law and under KE's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by a proxy, constitutes a quorum as to such matter.

   The ten nominees for election as directors at the KE Annual Meeting of Shareholders who receive the greatest number of votes properly cast for the election of directors shall be elected directors. A majority of the votes properly cast on the matter is necessary to approve the action proposed in Item 2 as well as any other matter which comes before the Annual Meeting, except where law or KE's Articles of Incorporation or By-laws require otherwise.

   KE will count the total number of votes cast "for" approval of proposals, other than the election of directors, for purposes of determining whether sufficient affirmative votes have been cast. KE will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as Shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

   The KE Annual Report to Shareholders for the fiscal year ended
December 31, 1993, which contains financial statements and other information, was previously mailed to shareholders on or about March 23, 1994, but is not to be regarded as proxy soliciting material.

   A COPY OF KE'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY, KOGER EQUITY, INC., 3986 BOULEVARD CENTER DRIVE, JACKSONVILLE, FLORIDA 32207. EXHIBITS TO THE FORM 10-K WILL NOT BE SUPPLIED UNLESS SPECIFICALLY REQUESTED, FOR WHICH THERE MAY BE A REASONABLE CHARGE.


                                   EXHIBIT A

     Set forth below is the entire text of ARTICLE V of the Koger Equity, Inc. Articles of Incorporation showing the new language to be added by the proposed amendment to the Articles solicited in the proxy statement in bold face type and the language to be deleted pursuant to such proposal indicated by a
   line passing through     such language.

                            ARTICLE V - CAPITAL STOCK

       The aggregate number of shares of all classes which the Company shall have the authority to issue is one hundred million (100,000,000) shares, par value $ .01 per share, all of which shall be non assessable and designated as common stock
(the "Common Stock").

     The total number of shares of stock that this corporation shall have authority to issue is 100,000,000 shares of Common
Stock, each of which shall have a par value of $ .01 per share
(the "Common Stock") and 50,000,000 shares of Preferred
Stock, each of which shall have a par value of $.01 per share
(the "Preferred Stock"). The board of directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have such voting powers (if any), conversion rights (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors and stated and expressed in a resolution or resolutions thereof providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

     Except as otherwise provided in the Articles of Incorporation and subject to the rights of the holders of Preferred Stock, the following is a description of the voting rights, limitations as to dividends, preemptive rights, restrictions, and terms and conditions of redemption of the Common Stock of the Company:

(A)  Voting Rights
     1.    Except as otherwise provided in these Articles of
Incorporation,     at every annual or special meeting of
stockholders of the Company, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in the stockholders name on the books of the Company in the election of directors and upon all other matters submitted to a vote of the stockholders of the Company.

       2. The Company shall not issue any non voting capital stock.

(B)  Dividends and Liquidation Rights
     1. Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Company which are legally available therefor, dividends payable either in cash, in property or in shares of Common Stock.

     2. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation, or winding up of the affairs of the Company after payment or provision for payment of the debts and other liabilities of the Company, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Company.

(C) Preemptive Rights. No stockholder of the Company shall have any preemptive or other right to purchase or subscribe for any shares of the Common Stock of the company which it may issue or sell, whether now or hereafter authorized, other than such right, if any, as the Board of Directors in its discretion from time to time may determine.

(D)  Restrictions on Transfer; Redemption.
     1. The stockholders shall upon demand disclose to the Board of Directors in writing such information with respect to direct and indirect ownership of the Common stock of the Company as the Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended or as hereafter amended if such amendments are applicable to the Company (the "Code"), pertaining to the qualification of the Company as a real estate investment trust (a "REIT") or to comply with the requirements of any taxing authority or governmental entity or agency.

     2. Whenever it is deemed by the Board of Directors to be reasonably necessary to protect the tax status of the Company as a REIT, the Board of Directors may require a statement or affidavit from any stockholder or proposed transferee of shares of Common Stock setting forth the number of shares of Common Stock already owned by the stockholder and any related Person (as hereinafter defined) specified in the form prescribed by the Board of Directors for that purpose. If, in the opinion of the Board of Directors, which opinion shall be conclusive on the proposed transferor and transferee, the proposed transfer may jeopardize the qualification of the Company as a REIT, the Board of Directors has the right, but not a duty, to refuse to transfer the shares of Common Stock to the proposed transferee. All contracts for the sale or other transfer of shares of Common Stock shall be subject to this provision.

     3. Notwithstanding any other provision of these Articles of Incorporation to the contrary and subject to the provisions of
Section 6 of Paragraph (D) of this Article V, no person shall at any time directly or indirectly acquire ownership in the aggregate of more than 9.8% of the outstanding shares of Common Stock of the Company (the "Limit"). Shares of
Common Stock owned by a Person in excess of the Limit at any time shall be deemed excess shares ("Excess Shares"). For purposes of this Article V a person shall be deemed to own shares of Common Stock actually owned by such Person after applying the rules of Section 544 of the Code as modified in the case of a REIT by Section 856 (a) (6), Section 856 (d) (3), and
Section 856 (h) of the Code. All shares of Common Stock which any Person has the right to acquire upon exercise of outstanding rights, options, and warrants, and upon conversion of any securities convertible into shares of Common Stock, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such Person to own more than the Limit.

     4. If at any time the Board of Directors shall in good faith determine that direct or indirect ownership of shares of Common Stock of the Company by any Person or Persons has or may become concentrated to the extent which would cause the Company to fail to qualify or to be disqualified as a REIT or that any Person has acquired Excess shares (including shares of Common Stock that remain or become Excess shares because of the decrease in the outstanding shares of Common Stock resulting from such redemption), the Board of Directors shall have the power to call for the purchase from any stockholder of the Company, by notice to such stockholder, of a number of shares of Common Stock sufficient in the opinion of the Board of Directors to maintain or to bring the direct or indirect ownership of shares of Common Stock into conformity with the provisions of the Code pertaining to the qualification of the Company as a REIT and/or to redeem all shares of Common
Stock that are Excess Shares owned by such Person. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Common Stock so called for redemption shall cease to be entitled to distributions, voting rights, and other benefits with respect to such shares of Common Stock, excepting only the right to payment by the Company of the redemption price pursuant to this Article V as set forth in the following paragraph.

     The redemption price of each share of Common Stock called for redemption shall be:

     (a) the average daily per share composite closing sales price if the shares of the Company are listed on a national securities exchange, and if the shares are not so listed shall be the mean between the average per share closing bid prices and the average per share closing asked prices, in each case during the twenty
(20) trading day period ending on the business day prior to the redemption date, or

     (b) if there have been no sales on a national securities exchange and no published bid quotations and no published asked quotations with respect to shares of the Company during such twenty (20) trading day period, the redemption price shall be the price determined in good faith by the Board of Directors.

     In order to assure further that ownership of the shares of Common Stock of the Company does not become concentrated so as to cause the Company to fail to qualify or to be disqualified as a REIT, any transfer of shares that would prevent the Company from continuing to be qualified as a REIT under the Code, including any attempt to effect a transfer that was prohibited by the Board of Directors, under Section 6 of Paragraph (D) of this Article V, shall be void ab initio and the intended transferee of such shares shall be deemed never to have had any legal or equitable interest therein. If the foregoing provision is determined to be void and invalid by virtue of any legal decision, statute, rule, or regulation, then the transferee of such shares of Common Stock shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such shares of Common Stock and to hold such shares of Common Stock on behalf of the Company. A conspicuous legend noting the restrictions on transfer set forth in these Articles of Incorporation shall be placed on each certificate evidencing ownership of shares of Common Stock of the Company.

     5. Notwithstanding any other provision of these Articles of Incorporation or the By-Laws to the contrary, any purported acquisition of shares of Common Stock of the Company which results in the disqualification of the Company as a REIT under the Code shall be null and void. All contracts for the sale or other transfer of shares of Common Stock shall be subject to this provision.

     6. The Limit set forth in Section 3 of this Article V shall not apply to acquisitions of shares of Common Stock pursuant to a cash tender offer made for all outstanding shares of Common Stock of the Company (including securities convertible into shares of Common Stock) in conformity with applicable federal and state securities laws where two-thirds (2/3) of the outstanding shares of Common Stock (not including shares of Common Stock or securities convertible into shares of Common Stock held by the tender offerer and/or any "affiliates" or "associates" thereof within the meaning of the Securities Exchange Act of 1934, as amended) are duly tendered and accepted pursuant to the cash tender offer; nor shall the limit apply to the acquisition of shares of Common Stock by an underwriter in a public offering of shares of Common Stock, or in any transaction involving the issuance of shares of Common Stock by the Company in which the Board of Directors determine that the underwriter or other person or party initially acquiring such shares of Common Stock will make a timely distribution of such shares of Common Stock to or among other holders such that, following such distribution, none of such shares of Common Stock will be Excess Shares. The Board of Directors in their discretion may exempt from the Limit ownership of certain designated shares of common stock while owned by a person who has provided the Company with evidence and assurances acceptable to the Board of Directors that the qualification of the Company as a REIT would not be jeopardized thereby.

     7. As used in this Article V the word "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint venturers, companies, trusts, banks, trust companies, land trusts, business trusts, estates, or other entities and governments and agencies and political subdivisions thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     8. Nothing contained in this Article V or in any other provision of these Articles of Incorporation shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of the stockholders by preserving the Company's qualification as a REIT under the Code.

     9. If any provision of this Article V or any application of any such provision is determined to be invalid by any court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this
Article V may be inconsistent with any other provision of these Articles of Incorporation or the By-Laws, this Article V shall be controlling.


                              KOGER EQUITY, INC.
               ANNUAL MEETING OF STOCKHOLDERS, May 10, 1994
            This Proxy is Solicited by the Board of Directors

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for Proposals 1 and 2.

1. ELECTION OF DIRECTORS                         WITHHOLD AUTHORITY
   FOR all nominee listed below                  to vote for all nominees
   (except as marked to the contrary below)     listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below: Nominees: [D. Pike Aloian; Banjamin C. Bishop, Jr.; Charles E. Commander, III; Irvin H. Davis; David B. Hiley; Victor A. Hughes, Jr.; G. Christian Lantzsch; Thomas K. Smith, Jr.; George F. Staudter; S. D. Stoneburner]

2. To amend Article V of Koger Equity, Inc. Articles of Incorporation to authorize the issuance of up to 50,000,000 shares of preferred stock, including convertible preferred stock in such series with such preferences and rights as the Koger Equity, Inc. Board of Directors may determine, and to remove the restriction which prohibits the issuance of non-voting capital stock.

                      FOR        AGAINST      ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           KOGER EQUITY, INC.
                                 PROXY
           This Proxy is Solicited by the Board of Directors

The undersigned hereby appoints Irvin H. Davis, Victor A. Hughes, Jr., and S.D. Stoneburner, and each of them, his (their) true and lawful agents and proxies with full power of substitution in each, and hereby authorizes them to vote his (their) Koger Equity, Inc. Common Stock as designated herein and to represent the undersigned at the Annual Meeting of Shareholders of Koger Equity, Inc., a Florida corporation, to be held at the Omni Jacksonville Hotel, 245 W. Water Street, Jacksonville, Florida, Tuesday, May 10, 1994, at 10:00 A.M., Eastern Daylight Saving Time, or any other adjournment thereof, on all matters coming before said meeting or any adjourned meeting.

Dated:                                                    , 1994

                        (Signature)

              (Signature if held jointly)
           This Proxy Must be Signed Exactly
            as the Name(s) Appears Hereon
Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If shares are held jointly, signature should include both names.